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                                                                   Exhibit 3.1.5

DEAN HELLER                                       Entity #:C18797-1994
SECRETARY OF STATE                                Document Number:
204 NORTH CARSON STREET, SUITE 1                  20060820873-76
CARSON CITY, NEVADA  89701-4299
                                                  Date Filed:
                                                  12/22/2006 9:31:35 AM
                                                  In the office of



             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
             -----------------------------------------------------
                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.  Name of Corporation:  Shao Tong Chuan Health Vegetarian Foods USA Holdings
                         -------------------------------------------------------
    Inc.
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2.  The articles have been amended as follows (provide articles numbers, if available):
     Name has been changed to:
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                            Standard Commerce, Inc.
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3. THE VOTE BY WHICH THE STOCKHOLDERS HOLDING SHARES IN THE CORPORATION
ENTITLING THEM TO EXERCISE AT LEAST A MAJORITY OF THE VOTING POWER, OR SUCH GREATER PROPORTION OF THE VOTING POWER AS MAY BE REQUIRED IN THE CASE OF A VOTE BY CLASSES OR SERIES, OR AS MAY BE TEQYLRQD THEPVIS" OF THE ARTICLE'S OF INCORPORATION HAVE VOTED IN FAVOR OF THE AMENDMENT IS: 61.2%. *

4. EFFECTIVE DATE OF FILING (OPTIONAL):________________________________________

5. OFFICER SIGNATURE (REQUIRED):   /s/
                                 ----------------------------------------------

*if any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the stove information and remit the proper fees may Cause this filing to be rejected.